UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 9, 2004

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Condition

On November 9, 2004, Hospira, Inc. announced its results of operations for the third quarter of 2004.

Furnished as Exhibit 99.1, and incorporated herein by reference, is the news release issued by Hospira announcing its third quarter results.  In that news release, Hospira uses various non-GAAP financial measures including, among others:  diluted earnings per common share excluding non-recurring costs and gains; net income excluding non-recurring costs and gains; income from operations excluding non-recurring costs and gains; selling, general and administrative expenses excluding non-recurring costs and gains; and gross profit from operations excluding non-recurring costs and gains.  These non-GAAP financial measures adjust for factors that are unusual or unpredictable.  Hospira’s management believes the presentation of these non-GAAP financial measures provides useful information to investors regarding Hospira’s results of operations as these non-GAAP financial measures allow investors to better evaluate ongoing business performance.  Hospira’s management also uses these non-GAAP financial measures internally for operational planning and decision-making purposes.  Hospira, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Item 9.01.                                          Financial Statements and Exhibits

(c)                                  Exhibits.

This exhibit is furnished pursuant to Item 2.02(c) hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Exhibit

99.1	Press Release, dated November 9, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: November 9, 2004		/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated November 9, 2004